EXHIBIT 32.1

Certification Pursuant to 18 U.S.C. Section 1350,

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of First Equity Properties, Inc. (the “Company”), on Form 10-K for the period ended December 31, 2009, as filed with Securities Exchange Commission on the date hereof (the “Report”), I, Gene S. Bertcher, Vice President, Treasurer, Chief Financial and Accounting Officer and Acting Principal Executive Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 31, 2010

/S/ GENE S. BERTCHER
Gene S. Bertcher Vice President & Treasurer (Acting Principal Executive Officer and Chief Financial Officer)